Exhibit 10.2

THE FEMALE HEALTH COMPANY

515 North State Street, Suite 2225

Chicago, IL 60654

November 18, 2014

O.B. Parrish

505 North Lake Shore Drive, #2907

Chicago, IL 60611

Dear O.B.:

Reference is made to the Amended and Restated Change of Control Agreement, dated as of October 1, 2005, as amended (the "Agreement"), between you and The Female Health Company (the "Company").  The Agreement was entered into with you when you were the President and Chief Executive Officer of the Company.  On January 20, 2014, you retired from the positions of President and Chief Executive Officer of the Company.

The purpose of this letter agreement is to set forth our agreement regarding the termination of the Agreement now that you are no longer an executive office of the Company.  In that regard, we agree that the Agreement shall be terminated effective as of the date hereof.  The Agreement shall be of no further force and effect, and neither party shall have any further rights or obligations thereunder.

If you agree to the foregoing, please so indicate by signing where indicated below.

Yours very truly,

THE FEMALE HEALTH COMPANY

BY    /s/   Karen King

Karen King, President and Chief Executive Officer

Agreed to as of the date first above written:

/s/  O.B. Parrish

O.B. Parrish